OFFERING DOCUMENT NO.

                             THE ACCORD GROUP, INC.
                            (a Delaware Corporation)

                                  500,000 Units
      (Each Unit Consists of 1 Common Share and 2 Stock Purchase Warrants)
                          Offering Price: $.12 Per Unit

THE ACCORD GROUP, INC. (THE -COMPANY-) HEREBY OFFERS FOR SALE 500,000 UNITS (THE UNITS - AT $.12 PER UNIT. EACH UNIT SHALL CONSIST OF I SHARE OF COMMON STOCK (S.0001 PAR VALUE) AND 2 STOCK PURCHASE WARRANTS. EACH WARRANT ENTITLES THE HOLDER TO PURCHASE 4 SHARES OF THE COMMON STOCK OF THE COMPANY AT A PURCHASE PRICE OF $.235 PER SHARE. THE WARRANTS SHALL EXPIRE ON MAY 31,1999. THE COMPANY MAY CALL IN THE WARRANTS SHOULD THE COMPANY'S COMMON STOCK TRADE AT OR ABOVE $5.00 REPORTED CLOSING BID OR TRADE PRICE FOR 10 CONSECUTIVE TRADING DAYS, ON 15 DAYS WRITTEN NOTICE OF THE COMPANY'S INTENTION TO DO SO, IF SUCH WARRANTS HAVE NOT BEEN EXERCISED BY THE HOLDER THEREOF PRIOR TO THE END OF TFIE 15-DAY NOTICE PERIOD.

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE DILUTION, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR SPECIAL RISKS CONCERNING THE COMPANY.

PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK (-COMMON STOCK- OR"SHARES-) OF THE COMPANY. THERE CAN BE NO ASSURANCE THAT ANY SUCH TRADING MARKET IN THESE SECURITIES WILL DEVELOP HEREAFTER, OR THAT SUCH MARKET, IF DEVELOPED, WILL CONTINUE. THE COMPANY IS NOT SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT-), MEANING THAT IT LS NOT REQUIRED TO FILE ANNUAL OR QUARTERLY REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY IS CONDUCTING THIS OFFERING PURSUANT TO AN EXEMPTION FROM REGISTRATION FOR LIMITED OFFERINGS (NOT EXCEEDING $1,000,000) PROVIDED BY RULE 504 OF REGULATION D UNDER THE SECURITIES ACT OF 1933 (THE -ACT-).

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   Price to Purchasers      Proceeds to the Company

 Per Unit                $2.00                       $2.00
 Total Offering    $1,000,000.00                1,000,000.00


                             THE ACCORD GROUP, INC.
                                80 Seaview Blvd.
                            Port Washington, NY 11050
                              Phone: (800) 501-7171

The date of this OFFERING DOCUMENT is October 26,1998
                                   ------------------

TABLE OF CONTENTS

                  Section                                     page

                  Offering Summary.................................7

                  Risk Factors......................................8

                  Dilution.........................................10

                  Use of Proceeds..................................11

                  Proposed Business of the Company..... ..... .....12

                  Management.......................................13

                  Conflicts of Interests...........................14

                  Principal Shareholders...........................14

                  Description Of Securities........................15

                                  CERTAIN STATE RESTRICTIONS

IT IS ANTICIPATED THAT TIME SHARES DESCRIBED HEREIN WILL BE
OFFERED FOR SALE M CERTAIN STATES. THE SECURITIES ("BLUE SKY") LAWS OF SOME OF THOSE STATES REQUIRE THAT CERTAIN CONDITIONS AND RESTRICTIONS RELATING TO THIS OFFERING BE DISCLOSED. A DESCRIPTION OF THE RELEVANT CONDITIONS AND RESTRICTIONS REQUIRED BY THE STATES IN WHICH THE SHARES MAY BE OFFERED FOR SALE IS SET FORTH BELOW.

NOTICE TO ALABAMA RESIDENTS:

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE ALABAMA SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ALABAMA SECURITIES COMMISSION. THE COMMISSION DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES. NOR DOES Irf PASS UPON THE ACCURACY OR COMPLETENESS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO CALIFORNIA RESIEDENTS:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE CALIFORNIA CORPORATIONS CODE BY REASON OF SPECIFIC EXEMPTIONS TFIEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE CALIFORNIA CORPORATIONS CODE, ]IF SUCH REGISTRATION IS REQUIRED.

NOTICE TO FLORIDA RESIDENTS:

FLORIDA RESIDENTS ARE ADVISED THAT THE SHARES HAVE NOT BEEN REGISTERED WITH THE STATE OF FLORIDA. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. PURSUANT TO FLORIDA STATUTES, SECTION 517.061 (II) (A)(5), THE SALE OF A SECURITY TO A FLORIDA RESIDENT SHALL BE VOIDABLE BY THE PURCHASER EITHER (i) WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT, OR (ii) WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE HAS BEEN COMMUNICATED TO THE PURCHASER, WHICHEVER OCCURS FIRST, PROVIDED HOWEVER, THAT THERE ARE MORE THAN FIVE FLORIDA PURCHASERS.

NOTICE TO ILLINOIS RESIUDENTS:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF THE STATE OF ILLINOIS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION TIIEREFRONL THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF TIRS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NOTICE TO KANSAS RESIDENTS:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE KANSAS SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NOTICE TO NEW YORK RESIDENTS:

THIS DOCUMENT HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSES THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NOTICE TO NORTH CAROLINA RESIDENTS:

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MIERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY
AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL

OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR EXEMPTION THEREFROM. DWESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO OKLAHOMA RESIDENTS:

THE SECURITIES REPRESENTED BY TIUS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE OKLAHOMA SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF A REGISTRATION UNDER THE ACT AND/OR THE OKLAHOMA SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

NOTICE TO TEXAS RESIDENTS:

THE UNDERSIGNED IS AWARE OF THE FACT THAT SALES OF THESE SECURITIES IN THE STATE OF TEXAS WILL BE MADE IN RELIANCE UPON THE EXEMPTION PROVIDED IN THE SECURITIES ACT OF TEXAS. SUCH SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER SUCH ACT OR UNLESS, M THE OPINION OF COUNSEL FOR THE ISSUER, A SALE OR TRANSFER MAY BE MADE WITHOUT REGISTRATION THEREUNDEI@L THE UNDERSIGNED AGREES THAT ANY CERTIFICATE EVIDENCING THE SECURITIES WILL BEAR A LEGEND RESTRICTING THE TRANSFER THEREOF CONSISTENT WITH THE FOREGOING AND THAT A MOTION WILL BE MADE IN THE RECORDS OF THE ISSUER RESTRICTING THE TRANSFER OF ANY OF THE SECURITIES IN A MIANNER CONSISTENT WITH THE FOREGOING.

ALL STATES:

THE PRESENCE OF A LEGEND FOR ANY GWEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY TIUT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY STATE. THIS MEMORANDUM MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GWEN STATE, YOU ARE ADVISED TO CONTACT THE COMPANY FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE.



               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

                                  THE OFFERING

                 This offering is being made by The Accord Group, Inc. ("Company") on a "best efforts" basis. All funds received from subscribers will be deposited in the treasury of the Company by noon of the next business day after receipt.

                             ADDITIONAL INFORMATION

                 Presently, their is no market for the shares of Common Stock being offered and there can be no assurance that a viable market will develop by reason of this offering. The offering price has been arbitrarily determined by the Company, and has no relationship to the Company's assets, book value, net worth, or other recognized criteria of value.

                 The Company will file a Notice of sale of securities Pursuant to Regulation D, Section 4(6), any Uniform Limited offering Exemption (the "Notice") on Form D with the United States Securities and Exchange Commission.

                 Upon filing, copies of the Notice on Form D may be inspected without charge at the corporate offices of the Company during regular business hours and copies of all or any part thereof may be obtained from the Company at prescribed rates.

                 THE  SHARES  ARE  OFFERED  BY THE  COMPANY  AND  MAY BE SOLD BY
OFFICERS  AND  DIRECTORS  OF TIHE  COMPANY  SUBJECT TO PRIOR  SALE,  WITHDRAWAL,
CANCELLATION OR MODIFICATION WITHOUT NOTICE. OFFERS TO PURCHASE AND CONFIRMATIONS OF SALE ISSUED BY THE COMPANY ARE SUBJECT TO ACCEPTANCE BY THE COMPANY AND THE RIGHT OF THE COMPANY TO REJECT ANY OFFER TO PURCHASE AND CANCEL ANY CONFIRMATION OR SALE, IN WHOLE OR IN PART, WITH OR WITHOUT CAUSE, AT ANY TIME PRIOR TO DELIVERY OF SHARES TO A SUBSCRIBER.

                 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING DOCUMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS OFFERING DOCUMENT DOES NOT CONSTITUT'F- AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO W140M IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION, OR IN ANY JURISDICTION IN WHICH THE PERSON NIAKING SUCH OFFER OR SOLICITATION IS NOT QUALTED TO DO SO.


               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         ALL PAYMENTS FOR THESE SECURITIES SHALL BE MADE BY CASK CHECK OR MONEY ORDER PAYABLE TO"THE ACCORD GROUP, INC."

                 THE TERMNATION DATE OF THIS OFFERING IS NINETY (90) DAYS AFTER THE DATE OF THIS OFFERING DOCUMENT, UNLESS EXTENDED BY TIAE COMPANY FOR AN ADDITIONAL NINETY (90) DAYS.

                 --------------------------------------------------------





                                          OFFERING SUMMARY

    The following is a summary of certain information contained in this OFFERING DOCUMENT and is qualified in its entirety by the more detailed information and financial statements (including -notes thereto) appearing elsewhere in this OFFERING DOCUMENT.

The ComPany

THE ACCORD GROUP, INC. (f/k/a Kurel Products, W.) (the "Company" or "Accord") was incorporated in the State of Delaware on July 15, 1997. The Company has entered into an agreement to purchase 100% of the shares of ThermoTek Environmental, Inc., (the "Acquisition") in exchange for shares of the Company's common stock. As a result of this transaction, Thermotek "I become a wholly-owned subsidiary of the Company.

Because the Company has no assets, liabilities and no present business activities prior to its purchase of ThermoTek, the discussion below will focus on the business plan of ThermoTek as if the Acquisition has already occurred.

The Articles of Incorporation authorized 100,000,000 shares of Common Stock, $.0001 par value. The Company's offices are located at 80 Seaview Blvd., Port Washington, NY 11050.

The Offering

Type of Securities Offered: Shares of Common Stock, $.0001 par value.

Shares  of  the  Company  owned  by  present  shareholders  prior  to  offering:
43,827,000

Shares to be outstanding after the offering and Acquisition if all shares are sold: 48,327,000

Net proceeds to Company after offering: $987,500

(See "Use of Proceeds") Selected Financial -Information

The following sets forth selected financial information of ThermoTek as of August 31, 1998, and is qualified in its entirety by the financial statements appearing elsewhere in this Offering Document. (See attached Exhibit "A") ThermoTek's fiscal year end is August 31, 1998.

                 Balance Sheet Data
                                   (Unaudited)

Cash                   ..............................                  $4,778.92

Total Assets       ..................................................  29,778.92

Total Liabilities       .............................................. 26,330.08

Stockholders' Equity......................................             17,375.00

Revenues........................................................             -0-

Income(Loss)                                                         <13,926.00>



                                              RISK FACTORS

AN INVESTMENT IN THE COMPANY LS HIGHLY SPECULATIVE AND SHOULD BE CONSIDERED ONLY BY PERSONS ABLE TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOM4NG RISK FACTORS RELATING TO THE COMPANY.

Risks of Offering

     1. Arbitrary Offering Price. Prior to the offering made hereby, there has been no liquid market for the company's Common Stock. The offering price of the Shares has been arbitrarily determined by the Company and bears no relationship to assets, book value, net worth, earnings, actual results of operations or any other established investment criteria. Among the factors considered in determining such offering price were the Company's current financial condition, consi the degree of control which the current Shareholders desired to retain, and an evaluation of the prospects for the Company's growth. The offering price set forth on the cover page of this OFFERING DOCUMENT should not, therefore, be considered an indication of the actual value of the Common Stock of the Company.

     2. Dilution. The purchasers of the Shares offered hereby will incur dilution of the value of their shares offered of $.201 per share if the maximum number of Shares are sold, which represents a dilution of 9O.l% of the purchase price paid by the investors. Current Shareholders of the Company will show an increase in the book value of their shares of $.021 per share if the maximum number of Shares are sold. Accordingly, a proportionately greater risk of loss will be borne by investors purchasing Shares in this offering, who will contribute most of the Company's additional capital, than by existing shareholders.

     3. Lack of Liquid Market for Shares. There is no liquid market for the Company's Shares and there can be no assurance that such a market will develop by reason of this offering. Upon completion of the offering, there is a possibility that even if a liquid market does develop, it would not be sustained. The investment community may show little or no interest in the Shares offered; and, accordingly, investors may not be readily able to liquidate their investment. Even if a purchaser hereunder is able to find a brokerage firm to effect a transaction in the securities of the Company, a combination of brokerage commissions, state transfer taxes, when applicable, and any other selling costs may exceed the offering price of the same.

     4. No Underwriter. The Company will sell the Shares offered hereby without the services of an underwriter. The Company may experience difficulty in completing the sale of its Shares and if so, the Company may not be able to complete its business plan as success-fully as it might if the maximum number of Shares are sold.

     5. No Likelihood of Dividends. The Company has never paid dividends. At present, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future and intends to devote any earnings to the development of the Company's business. Investors who anticipate the need for immediate income from their investment should refrain from the purchase of the Shares.

Business Risks

     6. Lack of Operating History - No Assurance of Profitability, Future Capital Needs. Thermotek was incorporated on July 31, 1996 and has not generated any revenue from operations since inception. No assurance can be given that future revenue will meet the Company's expectations or that the Company will be able to operate profitably. Profitability depends upon many factors, including the success of finance and building the Company's first mg waste recycling plant, commercial viability of the patented solid waste processing and resource recovery apparatus, sub-licensing agreements, marketing programs, and the success of the Company's business activities. As of August 31, 1997, and August 31, 1998, ThermoTek has incurred net loss from operations of $90.00 and $13,926.00, respectively. Lacking future profitable operations, the Company will require additional capital. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all, when required by the Company. The inability to obtain such financing would have a material adverse effect on the Company's results of operations. See "Business of ThermoTek."

         7. Reliance on Patent. ThermoTek's solid waste processing and resource recovery apparatus is protected by a U.S. patent and ThermoTek is the exclusive licensee of this patent. However, there is no guarantee that the patented apparatus will prove to be an economically viable success. In addition, the infringement by competitors of the patent may have a material adverse effect on the prospects of the Company since the Company does not presently have the financial resources to protect ThermoTek's exclusive licensing rights.

         8. Use of Proceeds. The Company plans to use the net proceeds from the Offering to acquire a facility and purchase equipment in sales and marketing, working capital and general corporate purposes. If less than all of the Units offered are sold, the Company will have to delay or modify its plans. There can be no assurance that any delay or modification of the Company's plans would not adversely affect the Company's development. If the Company requires additional funds, such funds may not be available on terms acceptable to the Company.


     9. Control of the Company. The Certificate of Incorporation of the Company prohibits cumulative voting for the Board of Directors. Following the Acquisition and the sale of the Shares offered, the present Shareholders will own 90.69% of the outstanding shares of Common Stock giving them absolute control of the Company.

     10. Dependence on Key Executive. The Company will be highly dependent upon the efforts of Harold Massner, its Chairman, President and CEO. Allan Van Hom, its Vice President and Director and Frederick Pohl, its Consulting Engineer and Director. The loss of the services of Harold Massner, Allan Hom or Frederick Pohl will have material adverse effect on the Company. The Company generally foes not have contracts with its employees. See "Management."

     11. Competition. The waste processing and disposal industry is highly competitive. Most competitors have significantly greater financial, marketing, processing and technological resources than the Company. There is no assurance that the Company can successfully compete with its competitors. The company competes with recycling companies, landfills and waste incineration plants. The proposed operations and facility of the Company are subject to various federal, state and local laws and regulations, including requirements relating to the protection of the environment. The Company believes that it can comply with all material laws and regulations. However, future changes in existing laws and regulations may have a material adverse effect on the Company.

     12. Environmental Regulations. The proposed operations and facility of the Company are subject to various federal, state and local laws and regulations, including requirements relating to the protection of the environment. The Company believes that it can comply with all material laws and regulations. However, future changes in existing laws and regulations may have a material adverse effect on the Company.

     13. Unaudited Financial Statements. The financial statements included in the Offering Circular are unaudited, and investors will be relying upon the management of ThermoTek with respect to the accuracy and adequacy of all information of a financial nature included in the Offering Circular and the financial statements.

                                    DILUTION

     Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the Shares after the purchase takes place. The net tangible book value of Common Stock is equal to stockholders' equity applicable to the Common Stock as shown on the Company's balance sheet divided by the number of shares of Common Stock outstanding. As a result of such dilution, in the event the Company is liquidated, a purchaser of Shares may receive less than his initial investment and a present stockholder may receive more.

     As of August 31, 1998, the Company had $0.00 in shareholder equity. Assuming that all of the Shares offered hereby are sold, 48,327,000 shares of common stock will be issued and outstanding with a net tangible book value of $990,948 or $.021 per share.

     Assuming that all of the Shares offered hereby are sold, the new shareholders will have paid an average price $.222 per share for their shares will incur a dilution in value of their shares of $.201 per share, or 90. 1 %; and the present shareholders will experience an increase in the value of their shares from $0. 00 to $.02 1, constituting an increase in value of $.021 per share.

                                USE OF PROCEEDS

    After payment of approximately $12,500 in expenses of the offering including accounting and legal fees, the net proceeds of the offering will be $987,500. The principal purposes and priorities in which proceeds are to be used are as set forth below:

          Gross Amount of Proceeds:         $1,000,000

          Offering Expenses:
             Accounting                          1,500
             Legal                              10,000
             Printing                            1,000
             Acquisition costs                  47,500
          Working Capital                      940,000

     Amounts set forth above indicate the proposed use of proceeds. Actual expenditures may vary substantially from these estimates depending upon economic conditions and the production and sale of the products and services provided by the Company.

     The Company nevertheless reserves the option to seek additional funds through loans or other financial arrangements. No such arrangements exist or are currently contemplated and there can be no assurance that they may be obtained in the future should the need arise.


                              BUSINESS OF THERMOTEK

History and Organization.

The Business.

Business of ThermoTek

ThermoTek Environmental, Inc.. ("ThermoTek"), was incorporated in the State of Delaware on July 31, 1996. It is the exclusive licensee of a patented solid waste processing and resource recovering apparatus designed to solve problems caused by the current solid municipal waste disposal systems. The current systems rely on incineration and the use of landfill. The Company believes that landfill has not always been satisfactory because the materials are not always biodegradable and the ever diminishing availability of land for landfill purpose. Incineration of municipal waste has not been completely satisfactory because incineration creates toxic ash and air emission control problems.

ThermoTek's solid waste processing and resource recovering apparatus thermally decomposes small bits and pieces of carbonaceous solids in such a manner that a maximum amount of condensable gases are automatically produced along with non-condensable gases and char. ThermoTek's apparatus is designed to be able to scale up or down in processing capacity without substantially changing the effectiveness of the apparatus.

ThermoTek Strate

ThermoTek plans to seek waste processing and disposal companies to sub-license its technology. In addition, ThermoTek plans to build or seek a joint-venture partner to build waste processing facilities if ThermoTek can secure additional financing. ThermoTek may operate or sell the proposed waste processing facilities to other waste processing and disposal companies.

ThermoTek's Technolo

The Company's solid waste processing and resource revering apparatus utilizes an oxygen starved process to reduce materials to basic elements. The Company believes that its process is one of the most advanced and cost effective methods of processing and resource recovering of waste. The solid waste processing and resource recovering apparatus operates at extremely high temperature levels destroying most of the harmful toxins and contaminants in the waste stream and can process a wide range of organic input from municipal solid waste including coal fines, wood chips and sawdust. The Company's proposed processing plant is designed to accomplish the following:

          Recycles valuable materials from the waste stream, such as ferous metals, aluminum, glass and other selected materials.

          Produces valuable by-products such as charcoal, oil and electricity. Reduces volume of waste stream.

The process involves three types of operations and equipment including:

                  Recycling and feed preparations.
                  Thermal processing.
                  By-product generation and containment.

The thermal processing operation utilizes the patented solid waste processing and resource recovering apparatus licensed by the Company.

Char. Char is a non-toxic, non-hazardous, reusable carbon product with BTU (British Thermo Unit) value, of 7,000 to 9,000 per pound. Char can be sold in large quantities to industrial and agricultural companies as a fuel enhancer or sol4 additive. Char production is approximately 300 pounds per ton of waste processed.

Recovered Oil. Recovered oil is a good substitute to any companies that use #2 fuel oil. It has approximately 13,500 BTU per pound. Recovered oil can be used as a supplement to coal fired plants to assist them in meeting EPA standards. The amount of recovered oil generated is approximately 30 gallons per ton of waste processed.

Electricity. Low BTU gas is another by-product and, if enhanced, it can be used to produce electricity for power generating companies.

     Recovered  Recyclables.  Tin,  aluminum and steel are valuable  recyclables
that  are  readily   marketable.   The  recovery  and  use  of   recyclables  is
environmentally friendly.

Competition

The waste processing and disposal industry is highly competitive. Most competitors have significantly greater financial, marketing, processing and technological resources than the Company. There is no assurance that the Company can successfully compete with its competitors. The Company will compete with recycling companies, landfills and waste incineration plants.

                                   MANAGEMIENT

The officers and directors of the Company, and further information concerning them, are as follows:

      NAME                 AGE            POSITION HELD

      Harold Massner        59      President, Chief Executive Officer,Treasurer
                                       and Chairman of the Board of Directors

      Allan Van Horn        67             Vice President and Director

      Frederick Pohl        58             Director


                          Background Information of Officers and Directors

Harold Massner, 59, has served as President, Chief Executive Officer, Treasurer and Chairman of the Board of ThermoTek since August 1997. Mr. Massner served as President, Chief Executive Officer, Treasurer and Chairman of the Board of Pyro Energy Co., a resource recovery marketing company, from October 1988 to August 1997. Mr. Massner was the founder of W.E.R.E. International Inc., a resource recovery development company and served as President and Director from October 1982 to June 1987. Mr. Massner served as sales manager for several Midwestern seed companies from December 1972 to May 1987. Mr. Massner attended South Eastern Community College from August 1980 to May 1974.

Allan Van Horn, 57, has served as Vice President and Director of TherinoTek since August 1997. Mr. Van Horn served as Vice President and Director of Pyro Energy Co., a resource recovery company, from May 1990 to August 1997. Mr. Van Horn served as Director of W.E.R.E. International Inc. , a resource recovery development company, from March 1988 to April 1989.

Frederick Pohl, 58, has served as Director of ThermoTek since August 1997. Mr. Pohl has served as Director and Consulting Engineer of Pyro Energy Co., a resource recovery marketing company, from October 1988 to August 1997. Mr. Pohl served as contractual independent engineer for W.E.R.E. International Inc., a resource development company, from April 1983 to June 1987. Mr. Pohl is President and Director of Engineering Consortium, an engineering consulting firm. Mr. Pohl received his B.S. in Mechanical Engineering from the University of Iowa in May 1969.

                             PRINCIPAL STOCKHOLDERS


Name of Owner             No. of Shares Owned            Percent( 1)
Harold Massner                   31,000,000                   70.73%
Allan Van Horn                    7,500,000                   17.11%
W.E.R.E. International, Inc.      4,500,000                   10.26%


(1) Based upon 43,827,000 shares issued and outstanding after completion of the Acquisition. Mr. Harold Massner, Mr. Allan Van Horn and Mr. Frederick Pohl are officers and/or directors of the Company.

                                  Compensation

Pursuant to the acquisition agreement, Mr. Massner's employment contract with the Company, calls for him to receive an annual salary of $90,000.

      Indemnification and Exclusion of Liability of Directors and Officers

So far as permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended,
(collectively,   the  "Acts")  may  be  permitted  to  directors,   officers  or
controlling persons pursuant to foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Acts and is, therefore unenforceable.

                              CONFLICTS OF INTEREST

The Company's officers and directors are subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Company has indicated an interest, either through its proposed business plan or by way of an express statement of interest contained In the Company's minutes. No such indication of interest has yet been declared.

If such areas of interest are delineated, all business interests which may conflict with those of the Company which come to the attention of an officer and/or director of the Company must be promptly disclosed to the Board of Directors and made available to the Company. In the event the Board shall reject an opportunity so presented and only in that event, any of the Company's officers and directors may avail themselves of such an opportunity. Every effort will be made to resolve any conflicts which may arise in favor of the Company. There can be no assurance, however, that these efforts will be successful.

                            DESCRIPTION OF SECURITIES

The Company is authorized to issue 100,000,000 shares of its Common Stock, $.0001 par value. Each share of Common Stock is entitled to share pro rata in dividends and distributions with respect to the Common Stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of Common Stock has any pre-emptive right to subscribe for any of the Company's securities.

Upon dissolution, liquidation or winding up of the Company, the assets will be divided pro rata on a share-for-share basis among holders of the shares of Common Stock. All shares of Common Stock outstanding are fully paid and nonassessable and the shares will, when issued upon payment therefore as contemplated hereby, be fully paid and nonassessable. Each shareholder of Common Stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The shareholders are not entitled to cumulative voting in the election of directors.